CERTIFIED COPY OF A RESOLUTION FROM THE MINUTES OF A REGULAR MEETING OF THE BOARD OF DIRECTORS OF DUKE POWER COMPANY HELD ON FEBRUARY 28, 1995


RESOLVED, That the Form 10-K Annual Report, as presented to the meeting, with such changes therein as may be deemed necessary or advisable by the officers of the Company be and hereby is in all respects approved; and

FURTHER RESOLVED, That the Power of Attorney as presented to the meeting and executed by all the Directors present be and hereby is approved in form and content for purposes of filing the Form 10-K Annual Report with the Securities and Exchange Commission.


                          ***********************


   I, Robert T. Lucas, Assistant Secretary of Duke Power Company, do hereby certify that the above is a full, true and complete extract from the Minutes of the regular meeting of the Board of Directors of Duke Power Company held on February 28, 1995, at which meeting a quorum was present; as taken from and compared with the original Minutes of said meeting.

   IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of said Duke Power Company this 22nd day of March, 1995.



                                              Robert T. Lucas III
                                              -------------------
                                              Assistant Secretary

[SEAL]